Exhibit 99.1
News Release
MARCH 27, 2024
Carlyle Names Lindsay LoBue as Chief Operating Officer
Chris Finn retires from Carlyle after 28 years of service
NEW YORK and WASHINGTON – Global investment firm Carlyle (NASDAQ: CG) today announced that
Lindsay LoBue will become Carlyle’s Chief Operating Officer, effective July 1, 2024. As COO, LoBue will oversee the firm’s operational strategy, ensuring the highest level of efficiency and effectiveness across the business and prioritizing strategic growth and client service. Chris Finn, Carlyle’s current Chief Operating Officer, will stay in his role through June 30, 2024, and will become a Senior Advisor to the firm thereafter.
LoBue is an experienced leader who has spent her career building and driving innovative, revenue-generating businesses throughout market cycles. As Carlyle’s Deputy COO, she has played an important role working across the firm’s investing platforms and focusing on organizational and functional efforts to help drive growth over the long term.
Prior to joining Carlyle, LoBue spent over 20 years at Goldman Sachs, most recently as an Advisory Director working across global divisions on strategic growth initiatives. LoBue was also a Partner in the Global Markets division, responsible for leading and managing client-facing businesses in a variety of areas, including managing the firm’s Credit Products Group and Investment Grade Corporate Bond Sales team.
Harvey Schwartz, Chief Executive Officer of Carlyle, said, "I am thrilled to announce Lindsay as our new Chief
Operating Officer and incredibly grateful to Chris who has been instrumental in nearly all aspects of the firm’s growth and success over his almost 30 years of distinguished service. In her new role, Lindsay will be an important part of my executive team as we execute on Carlyle’s strategic priorities. This appointment reflects Lindsay’s exceptional leadership qualities and the confidence we have in her ability to help guide our firm towards a prosperous future.”
Lindsay LoBue said, “I am honored to become Carlyle’s Chief Operating Officer. Working alongside Chris as
Deputy COO has been an invaluable experience, equipping me with a deep understanding of our operational and commercial opportunities. I look forward to working with Carlyle’s exceptional leadership team to drive our strategic priorities forward and ensure Carlyle’s continued growth and success.”
About Lindsay LoBue
Lindsay LoBue will become the Chief Operating Officer of Carlyle, effective July 1, 2024. She is based in New
York. Ms. LoBue is a member of Carlyle’s Leadership and Operating Committees.
Previously, she was Deputy COO of Carlyle. Prior to that, Ms. LoBue spent over 20 years at Goldman Sachs, most recently as an Advisory Director working across global divisions on strategic growth initiatives. Before that, Ms.
LoBue was a Partner in the Global Markets division, responsible for leading and managing client-facing businesses in a variety of areas. She managed the firm’s Investment Grade Corporate Bond sales team, expanding their cross-
product distribution. In addition, she founded the Credit Products Group, a solutions business for illiquid and esoteric risk, and led the growth of the firm’s Structured Products, Relative Value and Solutions, and Credit
Derivatives franchise efforts, capitalizing on evolving market opportunities. Prior to joining Goldman Sachs, Ms.
LoBue was a Structured Products Salesperson and CMBS Research Analyst at J.P. Morgan.
Ms. LoBue was also the founder of Greenback Labs, a platform that focused on advancing emerging ideas and businesses by working with entrepreneurs to validate business ideas and execute growth strategies.
Ms. LoBue is a Board Member of Enel Finance Americas, the financing arm within the Enel Group, and she is a member of the Board of Regents at Boston College.
Ms. LoBue has an MBA in Finance and Marketing from NYU, and a Bachelor of Science in Marketing and
Psychology from Boston College.
About Carlyle
Carlyle (NASDAQ: CG) is a global investment firm with deep industry expertise that deploys private capital across its business and conducts its operations through three business segments: Global Private Equity, Global Credit and
Global Investment Solutions. With $426 billion of assets under management as of December 31, 2023, Carlyle’s purpose is to invest wisely and create value on behalf of its investors, portfolio companies, and the communities in which we live and invest. Carlyle employs more than 2,200 people in 28 offices across four continents. Further information is available at www.carlyle.com. For more, follow Carlyle on LinkedIn and X.
Media
Brittany Berliner
Phone: +1 (212) 813-4839
brittany.berliner@carlyle.com
Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to our expectations, estimates, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions and statements that are not historical facts, including our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, contingencies, and our dividend policy. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,”
“predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks, uncertainties, and assumptions. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements including, but not limited to, those described under the section entitled “Risk Factors”
in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the U.S. Securities and
Exchange Commission (the “SEC”) on February 22, 2024, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in our Annual Report on Form 10-K and in our other periodic filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by applicable law.
This release does not constitute an offer for any Carlyle fund.
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